                                                                   EXHIBIT 10.27


            THIS EMPLOYMENT AGREEMENT is made July 7, 1999

AMONG:

            VISIBLE GENETICS CORPORATION, a corporation duly incorporated under the laws of the State of Delaware and having its principal office in the City of Pittsburgh, in the State of Pennsylvania,

            (the "Employer")

                                      -and-

            VISIBLE GENETICS INC., a corporation duly incorporated under the laws of the Province of Ontario and having its head office in the City of Toronto, in the Province of Ontario,

            ("VGI"),

                                      -and-

            RICHARD DALY, an individual residing in the City of San Francisco, in the State of California,

            (the "Executive")

RECITALS:

A.    The Employer is a wholly owned subsidiary of VGI.

B. The Executive has been employed by the Employer effective April 1, 1999.

C. The Executive was appointed as President and Chief Executive Officer of VGI effective July 7, 1999.

D. VGI and the Employer are parties to a Secondment Agreement, under which the Executive may be seconded to VGI from time to time.

E. The Employer and Executive wish to set out the terms and conditions of employment.

      THEREFORE, the parties agree as follows:

                                    ARTICLE 1
                        POSITION, DUTIES AND REMUNERATION

1.1   Employment

Subject to the provisions of Section 5 hereof, the Employer agrees to continue to employ the Executive and the Executive agrees to remain in the employ of the Employer and to act as President and Chief Executive Officer ("CEO") of VGI. The Executive will be paid a gross salary of U.S. two hundred and twelve thousand dollars (U.S. $212,000.00) paid in equal monthly installments.

1.2   DUTIES

The Executive agrees to perform faithfully the duties of President and CEO and all other lawful instructions and duties as the Employer or VGI may from time to time reasonably require commensurate with his position.

1.3   FULL TIME AND ATTENTION

The Executive agrees to use his best efforts to promote the interests of the Employer and VGI; to devote his full time and attention to the business of the Employer and VGI and to adhere to the instructions and directives of the Employer and VGI.

1.4   EMPLOYMENT CONDITIONS

The Executive agrees to adhere to and abide by the Employer's policies, as amended from time to time, regarding holidays, sick leave, hospital insurance, and other fringe benefits. The Executive shall be bound by and shall faithfully observe and abide by all of the rules and obligations of the Employer from time to time in force which are brought to his notice, or of which he should reasonably be aware of.

1.5   ANNUAL REVIEW

The Employer agrees in its sole discretion to review the salary and benefits payable to Executive hereunder annually.

1.6   BENEFITS

In addition to salary, for the performance of his services hereunder, the Executive shall be entitled to participate in all of the Employer's benefit plans generally available to its Executives, including group, life, medical, dental, hospital, long-term disability, accidental death and dismemberment insurance benefits plans. In the event the Employer adopts any new benefit plans, pensions or perquisites, the Executive shall have the right to participate on a basis equivalent to other Executives of the Employer. All plans are governed by their terms.

1.7   REIMBURSEMENT FOR EXPENSES

Provided that the Executive submits receipts satisfactory to either the Chair of the Board of Directors of the Employer (the "Board") or the Chair of the Compensation Committee of the Board, the Employer shall reimburse the Executive forthwith for all proper and reasonable out-of-pocket expenses actually incurred by the Executive in the performance of his duties, including all business-related travel expenses.

1.8   APARTMENT ACCOMMODATION

The Employer shall make available to the Executive apartment accommodation for the occasions in which the Executive must travel for business-related reasons to Toronto.

1.9   TAX MATTERS

      (a) The Employer will provide the Executive with up to Canadian ten thousand dollars (Cdn. $10,000.00) in order that the Executive may obtain income tax advice.

      (b) The Employer will reimburse the Executive with reasonable expenses each year for income tax return preparation.

      (c) To receive all or part of the amounts set out in 1.9(a) or (b), the Executive must present receipts satisfactory to the Employer describing the nature of the services provided and the fees charged in respect of such services.

1.10  VACATION

The Executive shall be entitled to five (5) weeks' vacation with pay each calendar year. The scheduling of any vacation time must be approved by the Employer. Vacation time will not be accumulated from year to year. Rather, unused entitlement will be forfeited; provided, however, that the Employer will provide any vacation pay entitlements pursuant to applicable employment standards legislation.


                                   ARTICLE 2
      CONFIDENTIAL INFORMATION, NON-COMPETITION/NON-SOLICITATION DURING AND
                       FOLLOWING TERMINATION OF EMPLOYMENT

2.1   DEFINITIONS

In this Article 2 , the following terms shall have the meaning set out below:

      (a)   "Confidential Information" - shall include:

            (i)   Trade Secret Information;

            (ii) all other proprietary and confidential information concerning the business and affairs of the Employer, including, management methods, operating techniques and procedures, financial and sales information, supplier and client data, and information disclosed in confidence to the Employer by a third party; and

            (iii) all Inventions,

            but Confidential Information shall not include information which the Executive can demonstrate:

            (i) was in the public domain or becomes so through no fault of the Executive; or

            (ii) was disclosed to the Executive by a third party not under an obligation to the Employer to maintain the confidence of such information.

      (b) "Inventions" - shall mean any improvement, modification or enhancement of any Trade Secret Information together with any other Trade Secret Information which the Executive may make, develop, devise, author or otherwise be involved with, alone or jointly with others, which is, regardless of whether or not the Employer's resources or assets are used, conceived or made wholly or partly by reason of opportunities afforded by the Employer, or with knowledge gained through employment by the Employer (whether perfected or reduced to specific form either prior to the date of this Agreement or during or subsequent to his employment with the Employer) or which:

            (i) the Executive makes, develops, devises, authors or is otherwise involved with during the term of his employment with the Employer, on or off the Employer's premises, during or after normal business hours;

            (ii)  utilizes any Trade Secret Information of the Employer; or

            (iii) does not utilize any Trade Secret Information of the Employer but is made, developed, devised or authored to a substantial extent during the time which should properly be devoted by the Executive to the affairs and the business of the Employer.

      (c) "TradeSecret Information" - shall mean all information relating to the business of the Employer including, but not limited to, all software systems, and design documents, formulae, processes, research techniques and results and instructions in oral form or any media including electronic, chart, graphic or written form.

      "Employer" shall mean VGI and its affiliates, collectively.

2.2   CONFIDENTIALITY

The Executive acknowledges that he is employed in a position of trust and has fiduciary obligations to the Employer and VGI. The Executive covenants that during his employment by the Employer and after the termination of such employment, the Executive shall not, for any reason, directly or indirectly:

      (a) apply or use any part of the Confidential Information including the Inventions except for the benefit of the Employer;

      (b) divulge or disclose to any person, firm or corporation any part of the Confidential Information including the Inventions, except with the prior written consent of the Employer, and the Executive shall only make such disclosure to:

            (i) directors, officers, Executives and consultants of the Employer on a "need-to-know" basis only as the Executive may be authorized from time to time by the proper officers of the Employer; or

            (ii) as required to do so as a matter of law, pursuant to any subpoena or order issued by a court of competent jurisdiction or any competent governmental authority, provided the Executive shall promptly notify the Employer of any such order or requirement, consult with the Employer on the advisability of resisting such order and co-operate with the Employer in attempting to obtain an order protecting the confidence of any information to be disclosed;

      (c) publish information relating to the Inventions except with the prior written consent of the Employer; or

      (d) copy or remove from the Employer's premises any part of the Confidential Information including the Inventions, in electronic or physical form, except documents which:

            (i)   are not Trade Secret Information; and

            (ii) in the ordinary course of business, the Executive would reasonably be expected to perform work on at home or in the course of business travel.

Upon request or upon termination of his employment by the Employer, the Executive shall surrender to the Employer all originals and copies of any media of any and all Confidential Information including Inventions which may be in his possession, and the Executive acknowledges and agrees that upon termination of his employment, the Executive has an obligation to make such surrender with or without the express demand of the Employer.

2.3   NON-COMPETITION

During the term of this Agreement and for a period of twelve (12) months thereafter, the Executive shall not, either individually or in partnership or jointly or in conjunction with any person as principal, agent, Executive, shareholder (other than a holder of shares listed on the Canadian or United States stock exchange where such holdings do no exceed two percent (2%) of the outstanding shares so listed), anywhere within Canada or the United States of America, the United Kingdom or Europe:

      (a) solicit any clients or potential clients of the Employer for any business that competes directly or indirectly with the business of the Employer, except on behalf of the Employer; or

      (b) in any manner whatsoever carry on or be engaged in, or be concerned with or interested in, or advise, lend money to, guarantee the debts or obligations of, or permit his name or any party thereof to be used or employed by any person engaged in or concerned with or interested anywhere in any business that competes directly or indirectly with the business of the Employer.

For the purposes hereof the business of the Employer shall be defined to mean molecular diagnostic systems, including software instrumentation, and molecular methods, or DNA sequencing technology. This includes, but is not limited to any high speed DNA sequencer or any DNA sequencer that uses an ultra-thin gel cassette, or DNA analysis software that is assay based. This excludes any service-based diagnostic business, or not-for-profit research associated with clinical diagnostics that might use such molecular diagnostic systems, but does include any business that supplies software, instrumentation of supplies that compete with the Employer's products in development or being sold at the time of the Executive's termination or voluntary leaving.

2.4   INVENTIONS

The Executive shall promptly disclose to the Employer all Inventions as the Executive becomes aware of them. The Executive acknowledges and agrees that as between the Employer and Executive, all trade secrets, copyright, patents or other intellectual property rights which may subsist in the said Inventions shall be and shall remain the sole and exclusive property of the Employer, and the Employer shall be free to adopt the Inventions. The Executive hereby waives in favour of the Employer his moral rights in all such Inventions. Both during the following his employment, the Executive will execute any documents that the Employer may present to him including applications to register intellectual property rights and assignment documents, and shall do all such other things as the Employer may require of the Executive from time to time to afford full and complete protection to the above-stated property rights of the Employer in and to the Inventions, all at the sole expense of the Employer.

The Executive shall not at any time contest directly or indirectly the ownership, validity or enforceability of intellectual property rights subsisting in such Inventions.

2.5   CORPORATE OPPORTUNITIES

Any business opportunities related to the business of the Employer which become known to the Executive during his employment hereunder must be fully disclosed and made available to the Employer by the Executive, and the Executive agrees not to take or attempt to take any benefit of such opportunity except on behalf of the Employer unless the Employer declines in writing to pursue such opportunity.

2.6   RIGHTS OF ENFORCEMENT

The Executive hereby agrees that all restrictions, including but not limited to business scope, geographic area and period of time, in this Agreement are reasonable and valid in view of the nature of the business of the Employer.

The Executive further agrees that the remedy at law for any breach by him of the confidentiality or non-competition provisions of this Agreement will be inadequate. The Employer or any related corporation, on any application to a court of competent jurisdiction, shall be entitled to injunctive relief against the Executive to enforce the terms of Article 2 of this Agreement without the necessity of proving actual damage to the Employer or its related corporations.

                                   ARTICLE 3
                            TERMINATION OF EMPLOYMENT

3.1   DEATH

The Executive's employment shall terminate automatically in the event of the death of the Executive and the Executive's estate shall not be entitled to receive any further compensation under this Agreement other than any amounts that may have accrued to the date of the Executive's death. Notwithstanding the foregoing, shares subject to the First and Second Options or portions thereof shall continue to be released from escrow pursuant to the Escrow Agreement for twelve (12) calendar months following the date of the Executive's death and the Executive's estate will also be entitled to receive one months' salary multiplied by the number of months in the Severance Period set out in Subsection 3.4.

3.2   DISABILITY

The Executive's employment shall terminate upon the last day of any period of six (6) months during which the Executive has been continuously disabled from performing his employment duties. The Executive shall not be entitled to receive any further compensation under this Agreement other than any amounts that may have accrued to the date of the Executive's termination of employment under this
Section 3.2. Notwithstanding the foregoing, shares subject to the First and Second Options or portions thereof shall continue to be released from escrow pursuant to the Escrow Agreement for twelve (12) calendar months following the date of the Executive's termination of employment under this Section 3.2, and the Executive will also be entitled to receive one months' salary multiplied by the number of months in the Severance Period set out in Subsection 3.4.

3.3   CAUSE

Notwithstanding any other provisions of this Agreement, the Employer or VGI may terminate this Agreement at any time, without notice, for Cause. The term "Cause" as used herein shall mean any material breach of fiduciary obligation or gross insubordination.

3.4   TERMINATION FOR ANY REASON

Notwithstanding any other provision in this Agreement, the Employer may terminate the Executive's employment at any time for any reason by providing the Executive with one (1) months' salary multiplied by the number of months in the Severance Period. The "Severance Period", as used in this Agreement, means:

      (a) if Executive is terminated by Employer prior to April 1, 2000, twelve (12) months; or

      (b) if the Executive is terminated after April 1, 2000, twelve (12) months' notice, plus one (1) additional month for each full year of employment with Employer after April 1, 2000 but shall not exceed a total of eighteen (18) months.

The Executive agrees that such pay in lieu of notice will fully satisfy the Employer's obligations at common law and no further payments will be owing to him by the Employer or VGI. The parties have negotiated the duration of the Severance Period and it forms part of the consideration given by the Executive for his salary.

3.5   STATUTORY COMPLIANCE

Any payment under Section 3.4 is subject to deductions required by law and includes any entitlement the Executive may have to notice of termination, termination pay or severance under the EMPLOYMENT STANDARDS ACT (Ontario) or any similar legislation. The Executive shall have no claim against the Employer or VGI for any further liability to make payments in connection with the termination of the Executive's employment, other than those arising from Section
3.4 of this Agreement.

3.6   RESIGNATION

The employment of the Executive may be terminated by the Executive for any reason upon prior written notice to the Employer of one hundred and eighty (180) days.

3.7   RETURN OF EMPLOYER PROPERTY

Upon termination of employment for whatever reason, the Executive will promptly return to the Employer, in good condition, all items of any and every nature or kind used by him in the course of his employment, or otherwise furnished to him by the Employer or VGI, including without limitation all equipment, credit cards, computers, cellular phones, fax machines, books, records, reports, files, manuals, literature, software, confidential information or other materials belonging to the Employer or an affiliated company.

3.8   BENEFIT TERMINATION

Upon termination of employment, all benefits provided under this Agreement shall cease as permitted by applicable employment standards legislation, provided that if the Executive's employment is terminated by the Employer under Section 3.4, benefits provided under this Agreement shall continue for the duration of the Severance Period.


                                   ARTICLE 4
                GRANT OF OPTIONS TO PURCHASE COMMON SHARES OF VGI

4.1   THE FIRST OPTION

The Executive was granted an option (the "First Option") by VGI on April 1, 1999 to purchase fifty thousand (50,000) common shares of VGI at an exercise price of U.S. nine dollars, ten cents (US $9.10) per share. Subject to Article 5 and the provisions of the attached Escrow Agreement, the Executive has the right to exercise the First Option with respect to all or any part of the shares subject to the First Option at any time or times prior to the close of business on March 31, 2009. In accordance with the provisions of the Escrow Agreement, one thousand three hundred and eighty eight (1,388) shares shall be released from escrow on the first day of every calendar month between May 1, 1999 and March 1, 2002 and the remaining one thousand four hundred and twenty (1,420) shares shall be released from escrow on April 1, 2002.

4.2   THE SECOND OPTION

The Executive was granted an additional option (the "Second Option") by VGI on July 7, 1999, to purchase four hundred thousand (400,000) common shares of VGI at an exercise price of U.S. eleven dollars (US $11.00) per common share. Subject to the provisions of Article 5 and the attached Escrow Agreement, the Executive has the right to exercise the Second Option with respect to all or any part of the shares subject to the Second Option at any time or times prior to the close of business on July 6, 2009. In accordance with the provisions of the Escrow Agreement, one hundred thousand (100,000) shares shall be released from escrow on July 7, 2000, eight thousand three hundred and thirty three (8,333) shares shall be released from escrow on each of August 7, 2000 and the seventh day of every calendar month thereafter until June 7, 2003, and eight thousand three hundred and forty five (8,345) shares shall be released from escrow on July 7, 2003.

4.3   THE ESCROW AGREEMENT

Subject to Article 5, the First Option and the Second Option (collectively, the "Options") and all shares issued upon the exercise of the Options shall be held subject to the escrow agreement attached hereto as Schedule "A" (the "Escrow Agreement").


                                   ARTICLE 5
     EFFECT OF TERMINATION OF EMPLOYMENT ON THE FIRST OPTION AND THE SECOND
                                     OPTION

5.1   TERMINATION

      (a)   The First Option.

            (i)   Subject to Section 5.3:

                  (A) if the Executive resigns employment with the Employer prior to April 1, 2002, or is terminated for Cause in accordance with Section 3.3, the Executive shall be entitled only to receive those shares issued or issuable upon exercise of the First Option that have been released from escrow pursuant to the Escrow Agreement on or before the date of termination.

                  (B) if the Executive is terminated without Cause prior to April 1, 2000, the Executive shall be entitled to receive those shares issued or issuable upon exercise of the First Option that have been released from escrow pursuant to the Escrow Agreement on or before the date of termination, plus those shares that would have been released from escrow pursuant to the Escrow Agreement had the Executive continued to be employed beyond the date of termination for the number of months in the Severance Period plus an additional six (6) months (and those shares that would have been released from escrow pursuant to the Escrow Agreement during such period shall be deemed to have been released from escrow pursuant to the Escrow Agreement in such circumstances for all purposes of this Agreement and the Escrow Agreement);

                  (C) if the Executive is terminated without Cause after April 1, 2000, the Executive shall be entitled to receive those shares issued or issuable upon exercise of the First Option that have been released from escrow pursuant to the Escrow Agreement on or before the date of termination, plus those shares that would have been released from escrow pursuant to the Escrow Agreement had the Executive continued to be employed beyond the date of termination for the number of months in the Severance Period (and those shares that would have been released from escrow pursuant to the Escrow Agreement during such period shall be deemed to have been released from escrow pursuant to the Escrow Agreement in such circumstances for all purposes of this Agreement and the Escrow Agreement);

                  (D) to the extent of the portion of the First Option that has not been exercised for the full number of shares which may be released from escrow pursuant to the Escrow Agreement to the Executive in accordance with the provisions of this Subsection 5.1(a), that portion of the First Option will remain exercisable and the remaining portion of the First Option will be cancelled; and

                  (E) If the Executive's employment is terminated, VGI shall have the right to purchase for cancellation for a price equivalent to the exercise price paid by the Executive any shares issued pursuant to the exercise of the First Option which have not been released from escrow pursuant to the Escrow Agreement (taking into account the terms of this Section).

      (b)   The Second Option.

            (i)   Subject to Section 5.3:

                  (A) if the Executive resigns employment with the Employer or is terminated for Cause in accordance with Section 3.3 prior to July 7, 2000, the Executive shall have no right to purchase any shares pursuant to the Second Option and the Second Option will expire on the date of such resignation or termination;

                  (B) if the Executive resigns employment with the Employer, or is terminated for Cause in accordance with Section
                        3.3 on or after July 7, 2000 and prior to July 7, 2003, the Executive shall be entitled to receive those shares issued or issuable upon exercise of the Second Option that have been released from escrow pursuant to the Escrow Agreement on or before the date of termination; and

                  (C) if the Executive is terminated by the Employer without Cause prior to July 7, 2003, he shall be entitled to receive those shares issued or issuable upon exercise of the Second Option that have been released from escrow pursuant to the Escrow Agreement on or before the date of termination plus those shares that would have been released from escrow pursuant to the Escrow Agreement had the Executive continued to be employed beyond the date of termination for the number of months in the Severance Period (and those shares that would have been released from escrow pursuant to the Escrow Agreement during such period shall be deemed to have been released from escrow pursuant to the Escrow Agreement in such circumstances for all purposes of this Agreement and the Escrow Agreement);

                  (D) to the extent of the portion of the Second Option that has not been exercised for the full number of shares which may be released from escrow pursuant to the Escrow Agreement to the Executive in accordance with the provisions of this Subsection 5.1(b), that portion of the Second Option will remain exercisable and the remaining portion of the Second Option will be cancelled; and

                  (E) If the Executive's employment is terminated, VGI shall have the right to purchase for cancellation for a price equivalent to the exercise price paid by the Executive any shares issued pursuant to the exercise of the Second Option which have not been released from escrow pursuant to the Escrow Agreement (taking into account the terms of this Section).

5.2   ADDITIONAL OPTIONS

Additional options may be granted to Executive by Employer from time to time on a performance basis, at the sole discretion of Employer.

5.3   ACCELERATED RELEASE FROM ESCROW

The Escrow Agreement provides for an immediate release from escrow upon a Change of Control in certain circumstances. For purposes of this Agreement and the Escrow Agreement, a "Change of Control" shall mean:

      (a) any transaction or series of related transactions (including a merger or consolidation) by a person or persons acting in concert or combination as a result of which the holders of voting capital stock of VGI immediately prior to such transaction(s) own less than fifty percent (50%) of the outstanding voting capital stock of VGI immediately subsequent to such transaction(s); or

      (b) an agreement for the sale or disposition of all or substantially all of the assets of VGI to an arm's length third party that is not an affiliate of VGI;

      provided that no Change of Control shall be deemed to have occurred for purposes of this Agreement or the Escrow Agreement by virtue of any transaction which results in the Executive or an entity in which the Executive has a one-quarter of one percent (.25%) or greater equity interest, either singly, or acting as a joint actor with a group of entities or persons, becoming the beneficial owner, directly or indirectly of twenty-five percent (25%) or more of the combined voting power of VGI's voting securities.

5.4   STATUS OF AND PAYMENT FOR OPTIONS

The Options are issued pursuant to VGI's Employee Share Option Plan, as amended. The Options are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended, to the extent that they quality as such thereunder. Subject to applicable law, stock purchased upon exercise of any of the Options may be paid for, and any withholding obligation on the part of the Executive in connection with the exercise of any of the Options may be satisfied, at the Executive's election:

      (a) in cash or by cheque made payable to the order of VGI in the amount of such exercise price or withholding obligation, as the case may be;

      (b) through the delivery of shares of stock of VGI having a fair market value on the date of exercise equal to the amount of such exercise price or withholding obligation, as the case may be;

      (c) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to VGI sufficient funds to pay the exercise price or such withholding obligation, as the case may be;

      (d) by the surrender for cancellation of options to purchase such number of shares of stock of VGI as is equal to

            (i) the amount of such exercise price or withholding obligation, as the case may be, divided by

            (ii) the fair market value on the date of exercise of one share of stock inus the exercise price of one share of stock under the option so ancelled; or

      (e)   by any combination of the above permissible forms of payment,

provided, however, that the Executive may not use shares issued or issuable upon exercise of the Options in payment of the exercise price or satisfaction of the withholding obligation, as the case may be, unless and until such shares have been or are capable of being released from escrow pursuant to the Escrow Agreement at the time of exercise or satisfaction. Whether or not they were ever issued, the number of shares previously subject to the Escrow Agreement that have, pursuant to this Section 5.4, been used as payment for the exercise price or satisfaction of the withholding obligation, as the case may be, shall not thereafter be available for release from escrow.


                                   ARTICLE 6
                               CONTRACT PROVISIONS

6.1   HEADINGS

The headings of the Sections herein are inserted for convenience of reference only and shall not affect the meaning or constructions hereof.

6.2   WITHHOLDING

All payments under this Agreement shall be subject to withholding of such amounts, if any, relating to tax or other payroll deductions as the Employer may reasonably determine and should withhold pursuant to any applicable law or regulation.

6.3   COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

6.4   WAIVER

The failure of any party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights and a waiver shall only be construed as such if made in writing signed by a duly authorized representative of the waiving party.

6.5   SEVERABILITY

If any provision of this Agreement or application of any such provision to any person or circumstances shall be invalid under the law of any jurisdiction the remainder of this Agreement or the application of such provision to persons or circumstances other than those as to which it is invalid shall not be effected thereby.

In the event a court of competent jurisdiction rules any provision of this Agreement to be invalid, then such ruling shall have no effect on the remaining provisions of this Agreement and they shall continue in full force and effect.

6.6   ENTIRE AGREEMENT

This Agreement, together with Schedules "A" and "B", contains the entire contract of Employment between the parties hereto and supersedes and replaces all previous negotiations, understandings and agreements whether verbal or written with respect to any matters herein referred to, including the agreement between the parties effective April 1, 1999.

6.7   GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. Each of the parties hereby irrevocably attorns to the jurisdiction of the courts of the Province of Ontario with respect to any matters arising out of this Agreement.

6.8   SURVIVAL

The provisions of Articles 2, 3, 4, and 5 hereof shall survive the termination of this Agreement for the periods of time specified or contemplated therein.

6.9   DIRECTORS AND OFFICERS

If the Executive is a director or officer at the relevant time, the Executive agrees that after termination of his employment with the Employer for any reason, he will tender his resignation from any position he may hold as an officer or director of the Employer or any of its affiliated or associated companies.

6.10  TAX EQUALIZATION

The Employer agrees to pay a cost of living supplement, such supplement to include an equalization payment to be made by the Employer in the event that the net after tax income in respect of the Executive's employment pursuant to the Secondment Agreement is less than the net after tax income which would have resulted had the all the Executive's salary and any sums paid by way of bonus been taxed only in the jurisdiction in which they would otherwise have been taxed, but for the Executive's secondment pursuant to the Secondment Agreement. Such equalization payment shall be in an amount such that, after tax, it will equal the shortfall in net after tax income.


                                   ARTICLE 7
                                  MISCELLANEOUS

7.1   NO BREACH OF THIRD PARTY AGREEMENT

The Executive covenants and acknowledges with the Employer that by entering into this Agreement he will not be in breach of any agreement with any third party.

7.2  INDEMNIFICATION AGREEMENT

The Employer and Executive agree to enter into an Indemnification Agreement attached hereto as Schedule "B".

7.3   ARBITRATION

Any dispute, controversy, claim or difference between the parties hereto arising out of Article 3 including questions of fact, procedures, practices or standards relevant to Article 3 of this Agreement which cannot be resolved or settled by the parties, shall be settled and determined by arbitration. The provisions of this Section shall be deemed to constitute a "submission" within the meaning of the ARBITRATIONS ACT (Ontario) (the "Act") and the provisions of the Act, except to the extent that a contrary intention is expressed herein, shall apply to any arbitration hereunder. Either party may at any time give written notice to the other of its desire to submit such dispute to arbitration stating with reasonable particularity the subject matter of such dispute. Within five (5) business days after receipt of such notice, the parties shall appoint a single arbitrator with appropriate experience to determine such dispute. If the parties fail to appoint an arbitrator either party may apply to a Judge of the Superior Court of Ontario to appoint an arbitrator to determine such dispute. The arbitrator so appointed shall forthwith proceed to arbitrate the dispute. The award of the arbitrator shall be delivered to the parties within sixty (60) days of his appointment.

The costs of the arbitration shall be paid as determined by the arbitrator. Notwithstanding anything to the contrary contained in the Act, the award of the arbitrator shall be final and binding upon the parties and all persons claiming through or under them. An award of the arbitrator shall be in substitution for and precludes either party or any person claiming through or under a party to bring any suit, action or other proceeding in any court of law or equity against either party or any person claiming through or under a party or against the arbitrator in respect of any matter for which arbitration is herein provided. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction and thereupon execution or other legal process may issue thereon. The parties hereto and all persons claiming through or under them hereby attorn to the jurisdiction of the arbitrator and to the jurisdiction of any court in which the judgment may be entered. Arbitration may not be waived except upon delivery by the parties of a written notice to that effect.

      THIS Agreement is binding upon and is for the benefit of the parties and their respective successors.

      IN WITNESS OF WHICH the Parties have duly executed this Agreement.

                                         VISIBLE GENETICS INC.

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:
                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                         VISIBLE GENETICS CORPORATION

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:
                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


SIGNED, SEALED & DELIVERED
In the presence of:



-------------------------------------        -----------------------------------
              Witness                                   Richard Daly

                                                                      SCHEDULE A

            THIS ESCROW AGREEMENT is made July 7, 1999

AMONG:

            GOLDMAN, SPRING, SCHWARTZ & KICHLER, Barristers and Solicitors,

            (the "Escrow Agent"),

                                      -and-

            VISIBLE    GENETICS   INC.,   a   corporation   duly
            incorporated under the laws of the Province of Ontario and having its head office in the City of Toronto, in the Province of Ontario,

            ("VGI"),

                                     - and -

            VISIBLE GENETICS CORPORATION, a corporation duly incorporated under the laws of the State of Delaware, and having its principal office in the City of Pittsburgh, in the State of Pennsylvania,

            (the "Employer")

                                      -and-

            RICHARD DALY, an individual residing in the City of San Francisco, in the State of California,

            (the "Employee").



RECITALS:

A. The Employee has been granted an option (the "First Option") to purchase Fifty Thousand (50,000) common shares in the capital of VGI effective April 1, 1999.

B. The Employee has been granted an additional option (the "Second Option", collectively, with the First Option, the "Options") to purchase Four Hundred Thousand (400,000) common shares in the capital of VGI effective July 7, 1999.

C. As a condition to acquiring the Shares (as defined below) the Employee is required to enter into this Escrow Agreement on the terms and conditions hereinafter set forth.

D. Each of the Employer and VGI agree to employ its best efforts to ensure that the terms and conditions of this agreement are complied with.

E. The Escrow Agent has agreed to undertake and perform its duties according to the terms and conditions of this agreement.

      NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the aforesaid agreements, the mutual covenants and conditions herein contained and other good and valuable consideration, the Employee covenants and agrees with the Employer and VGI and the Employer and VGI and the Escrow Agent covenant and agree with each other and with the Employee as follows:

1.          In this Agreement:

            "Shares" shall mean up to Fifty Thousand (50,000) common shares of VGI issuable to the Employee upon the due exercise of the First Option at U.S. nine dollars and ten cents (U.S. $9.10) per common share and up to Four Hundred Thousand (400,000) common shares of VGI issuable to the Employee upon the due exercise of the Second Option at U.S. eleven dollars (U.S. $11.00) per common share.

2. Subject to the Employment Agreement effective July 7, 1999 (the "Employment Agreement") between the Employer and the Employee, the Options and, upon any exercise of the Options, the Shares issuable pursuant to such exercise, shall be deposited in escrow with the Escrow Agent.

3. Subject to the Employment Agreement, Shares and Options to purchase Shares will be released from escrow as follows:

      (a) of the Fifty Thousand (50,000) Shares to be issued to the Employee pursuant to the First Option, subject to subsection 3(d) of this Agreement, one thousand three hundred and eighty eight (1,388) Shares shall be released by the Escrow Agent, from the escrow hereby created on the first day of every calendar month between May 1, 1999 and March 1, 2002, and the remaining one thousand four hundred and twenty (1,420) Shares shall be released by the Escrow Agent from the escrow hereby created on April 1, 2002;

      (b) of the Four Hundred Thousand (400,000) Shares to be issued to the Employee pursuant to the Second Option, subject to subsection 3(d) of this Agreement, one hundred thousand (100,000) Shares shall be released by the Escrow Agent, from the escrow hereby created, on July 7, 2000, and eight thousand three hundred and thirty three (8,333) Shares shall be released by the Escrow Agent, from the escrow hereby created, on each of August 7, 2000 and the seventh day of every calendar month thereafter until June 7, 2003, and eight thousand three hundred and forty five (8,345) Shares shall be released by the Escrow Agent, from the escrow hereby created, on July 7, 2003;

      (c) if, pursuant to the provisions of Section 5.1 of the Employment Agreement, VGI purchases from the Employee Shares that have not yet been released from escrow, VGI will pay to the Employee for such Shares the amount paid by the Employee for such Shares; and

      (d) upon the occurrence of a "Change of Control" (as defined in the Employment Agreement):

            (i)   during the Employee's active employment by the Employer; or

            (ii) within ninety (90) days of the date of termination of the Employee's employment with the Employer for a reason other than Cause (as defined in the Employment Agreement),

            all Shares will be released from escrow immediately (and a Change of Control described in (ii) shall be deemed to have occurred as of, and the release of Shares from escrow shall be effective as of the date of such termination of the Employee's employment with the Employer).

4.    (a)   Until such time as any Shares are released from the escrow hereby created, the parties hereto agree that the unreleased Shares and the beneficial ownership or any interest in them shall not, subject to this Agreement and the Employment Agreement, be able to be sold, assigned, hypothecated, alienated, transferred, pledged, or otherwise in any manner dealt with.

      (b) The term "Shares" as used herein shall include any shares or other securities or capital property which shall result from either:

            (i) a consolidation, change, classification, reclassification or subdivision, as the case may be, of any of the Shares; or

            (ii) every organization, liquidation, dissolution, winding up, amalgamation, merger, arrangement, continuation or continuance, as the case may be, of VGI,

            and in any such event, all such shares or other securities or capital property and all certificates or other instruments or documents representing any such shares or other securities or capital property received in substitution for or in respect of the Shares shall be immediately delivered to the Escrow Agent to be held as part of the Shares on the terms and conditions herein set out.

5. Until such time as the Shares are released from the escrow hereby created, the Employee hereby directs the Escrow Agent to retain the unreleased Shares, and not to do or cause anything to be done to release the same from escrow or to allow any transfer, hypothecation, or alienation thereof except in accordance with the provisions hereof. The Escrow Agent hereby accepts the responsibilities hereby placed on it and agrees to perform the same in accordance with the terms hereof.

6. The Employee shall be entitled to all rights (including voting rights and the right to receive any dividends which may be declared) attached to the Shares except any of those rights which may be expressly abrogated by this Agreement.

7. The Employer and VGI hereby acknowledge the terms and conditions of this Agreement and agree to take all reasonable steps to facilitate its performance.

8. The release from escrow of any of the Shares pursuant to the terms of this Agreement shall terminate this Agreement only in respect to those Shares so released.

9. Subject as herein provided, the Employee hereby irrevocably appoints the Escrow Agent its attorney for the purpose of cancelling, selling, assigning, or transferring any portion of the Shares upon receipt of any consent, order or direction of VGI and for the purpose of executing any necessary documents relating to such cancellation, selling, assignment or transfer, and with authority to substitute one or more persons with like full power. Such power is hereby declared by the Employee to be an irrevocable power coupled with an interest and duty and shall survive any legal or mental incapacity of the Employee.

10. Notice of any consent, order or direction of the Employer affecting the Shares shall be given by the Escrow Agent to all persons or parties affected thereby at their last known registered address.

11. The parties hereto agree that in consideration of the premises and of the Escrow Agent agreeing to act in such capacity, the Employee and the Employer and VGI do hereby jointly and severally covenant and agree from time to time and at all times hereafter to well and truly save, defend and keep harmless and fully indemnify the Escrow Agent, its successors, and assigns, from and against all loss, costs, charges, suits, demands, claims, damages and expenses which the Escrow Agent, its successor or assigns, may at any time or times hereafter bear, sustain, suffer or be put into for or by reason or on account of its acting as Escrow Agent or anything in any manner relating thereto or by reason of the Escrow Agent's compliance in good faith with the terms hereof.

12. It is further agreed by and between the parties hereto, and without restricting the generality of the foregoing indemnity, that in case proceedings should hereafter be taken in any Court respecting the Shares, the Escrow Agent shall not be obliged to defend any such action or submit its rights to the Court until it shall have been indemnified by other good and sufficient security in addition to other indemnity hereinbefore given against its costs of such proceedings.

13. Wherever the singular or masculine are used throughout this agreement, the same shall be construed as being the plural or feminine or neuter where the context so requires.

14. This Agreement shall enure to the benefit of and be binding upon the parties hereto, their and each of their heirs, executors, administrators, successors, and permitted assigns.

      IN WITNESS OF WHICH the Parties have duly executed this Agreement.

                                        GOLDMAN, SPRING, SCHWARTZ & KICHLER

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:
                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                        VISIBLE GENETICS INC.

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:
                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                        VISIBLE GENETICS CORPORATION
                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:
                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:


SIGNED, SEALED & DELIVERED
In the presence of:


-------------------------------------        -----------------------------------
              Witness                                   Richard Daly

                                                                      SCHEDULE B

                  THIS INDEMNIFICATION AGREEMENT is made [DATE]

                                      WITH

                                  RICHARD DALY



THIS AGREEMENT, made and entered into as of April lst, 1999 ("Agreement") by and between VISIBLE GENETICS INC., a corporation formed under the laws of the Province of Ontario (the "Company") and RICHARD DALY ("Indemnitee").

RECITALS:

A. The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance and/or indemnification due to increased exposure to litigation costs and risks resulting from their service to such corporations and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

B. Based upon their experience as business managers, the Board of Directors of the Company (the "Board") has concluded that, to retain and attract talented and experienced individuals to serve as officers and directors of the Company, and to encourage such individuals to take the business risks necessary for the success of the Company, it is necessary for the Company to contractually indemnify officers and director, and to assume for itself liability for expenses and damages in connection with claims against such officers and directors in connection with their service to the Company;

C. Section 136 of the BUSINESS CORPORATIONS ACT of the Province of Ontario under which the Company is organized ("Section 136") empowers the Company to indemnify by agreement its officers, directors, employees and agents, and persons who serve at the request' of the Company, as directors, officers, employees or agents of other corporations or enterprises; in addition, Section 136 expressly provides that the indemnification provided by Section 136 is not exclusive; and

D. The Company desires and has requested the Indemnitee to serve or continue to serve as a director or officer of the Company free from undue concern of claims for damages arising out of or related to such services to the Company.

      THEREFORE, the parties agree as follows:

                                   ARTICLE 1
                             SERVICES BY INDEMNITEE

Indemnitee agrees to continue to serve as a director or officer of the Company, subject to any agreement which may exist between the Company or any of its subsidiaries and Indemnitee. Indemnitee may at any time and for any reason resign from such position (subject to any other agreement or contractual obligation or any obligation imposed by operation of law) 1?? in which event the Company shall have no obligation under this Agreement to continue Indemnitee in any such position.

                                    ARTICLE 2
                            INDEMNIFICATION - GENERAL

The Company shall indemnify Indemnitee against Expenses (as hereinafter defined), judgments, penalties, fines and amounts paid in settlement as provided in this Agreement and to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement.

                                   ARTICLE 3
                    PROCEEDINGS OTHER THAN PROCEEDINGS BY OR
                           IN THE RIGHT OF THE COMPANY

Indemnitee shall be entitled to the rights of indemnification provided in this
Section 3 if, by reason of his Corporate Status (as hereinafter defined), he is, or is threatened to be made, a party to any threatened, pending, or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Company. Pursuant to this Section 3 Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

                                   ARTICLE 4
                  PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY

Indemnitee shall be entitled to the rights of indemnification provided in this
Section 4 if, by reason of his Corporate Status, he is, or is threatened to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favour. Pursuant to this Section, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company if applicable law prohibits such indemnification; provided, however, that if applicable law so permits, indemnification against Expenses shall nevertheless be made by the Company in such event if and only to the extent that the Ontario Court (General Division) 1?? or the Court in which such proceeding shall have been brought or is pending, shall determine.

                                   ARTICLE 5
                    INDEMNIFICATION FOR EXPENSES OF A WITNESS

Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status a witness in any Proceeding, he shall be indemnified against all expenses actually and reasonably incurred by him or on his behalf in connection therewith.

                                   ARTICLE 6
                             ADVANCEMENT OF EXPENSES

The Company shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within twenty days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.

                                    ARTICLE 7
          PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION

To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 7(a) hereof, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case: (i) if a Change in Control (as hereinafter defined) shall have occurred, by Independent Counsel (as hereinafter defined) (unless Indemnitee shall request that such determination be made by the Board of Directors or the stockholders, in which case such determination shall be made by the person or persons or in the manner provided for in clause (ii) or (iii) of this Section 7)) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; (ii) if a Change of Control shall not have occurred, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, or (C) by the stockholders of the Company; or (iii) as provided in
Section 8(b) of this Agreement; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after *' determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or Information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7) hereof, Independent Counsel shall be selected as provided in this Section 7(c). If a Change of Control shall not have occurred, Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising him of the identity of Independent Counsel so selected. If a Change of Control shall have occurred, Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within seven (7) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that Independent Counsel so selected does not meet the requirements of "Independent Counsel", as defined in Section 16 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, Independent Counsel so selected may not serve as Independent Counsel unless and until a Court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 7(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Ontario Court (General Division) or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is so resolved 6r the person so appointed shall act as Independent Counsel under Section 7) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 7) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this
Section 7(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 9(a)(iii) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

                                    ARTICLE 8
                 PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS

If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 7(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

If the person, persons or entity empowered or selected under Section 8 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or
(ii) a prohibition of such indemnification, under applicable law; provided, however, that such sixty (60)-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto) and provided further, that the foregoing provisions of this Section 8) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 7) of this Agreement and if (A) within fifteen
(15) days after receipt by the Company of the request for such determination the Board of Directors has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made there at, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held within sixty (60) days after having been so-called and such determination is made there at, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7) of this Agreement.

The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

                                    ARTICLE 9
                             REMEDIES OF INDEMNITEE

 In the event that (i) a determination is made pursuant to Section 7 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 6 of this Agreement, (iii) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7) of this Agreement and such determination shall not have been made and delivered in a written opinion within 90 days after receipt by the Company of the request for indemnification, or (iv) payment of indemnification is not made pursuant to Section 5 of this Agreement within ten (10) days after receipt by the Company of a written request therefore, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Sections 7 or B of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the Province of Ontario, or in any other court of competent jurisdiction, of his entitlement to such indemnification or Advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the provisions of the Arbitrations Act (Ontario). Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred and eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 9(a). The Company shall not oppose Indemnitee's right to seek adjudication or award in arbitration.

In the event that a determination shall have been made pursuant to Section 7 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 9 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding or arbitration commenced pursuant to this Section 9 the Company shall have the burden of proving that Indemnitee in not entitled to indemnification or advancement of Expenses, as the case may be.

If a determination shall have been made or deemed to have been made pursuant to
Section 7 or 8 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 9, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 9 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

In the event that Indemnitee, pursuant to this Section 91 seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 16 of this Agreement) actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

                                   ARTICLE 10
           NON-EXCLUSIVITY: SURVIVAL OF RIGHTS: INSURANCE: SUBROGATION

The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Amended and Restated Articles of Incorporation, the Amended and Restated By-laws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or termination of this Agreement or any provision hereof shall be effective as to any Indemnitee with respect to any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or termination.

To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company or of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director,; officer, employee or agent under such policy or policies.

In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

                                   ARTICLE 11
                              DURATION OF AGREEMENT

This Agreement shall continue until and terminate upon the later of: (a) ten
(10) years after the date that Indemnitee shall have ceased to serve as director or officer, or (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to
Section 9 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.

                                   ARTICLE 12
                                  SEVERABILITY

If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a)the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and ) to the fullest extent possible, the provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                                   ARTICLE 13
                    EXCEPTION TO RIGHT OF INDEMNIFICATION OR
                             ADVANCEMENT OF EXPENSES

Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding or any claim therein brought or made by him against the Company.

                                   ARTICLE 14
                             IDENTICAL COUNTERPARTS

This Agreement may be executed in one or more counterparts each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

                                   ARTICLE 15
                                    HEADINGS

The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

                                   ARTICLE 16
                                   DEFINITIONS

For purposes of this Agreement:

      "CHANGE IN CONTROL" means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the UNITED STATE SECURITIES EXCHANGE ACT of 1934 (the "Act") whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after the Effective Date (i) any "person" (as such term is used in Section 33(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act) directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or eye constitute less than a majority of the Board of Director thereafter; or (iii) during any period of two consecutive years, individuals who at `he beginning of much period constituted the Board of Directors including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

      "CORPORATE STATUS" describes the status of a person who is or was a director, officer, employee, agent or, fiduciary of the Company, or of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

      "DISINTERESTED DIRECTOR" means a director of the Company who is not and was not a party to the Proceeding in respect; of which indemnification is sought by Indemnitee.

      "EFFECTIVE DATE" means April 1, l999.

      "EXPENSES" shall include all reasonable attorney:' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing, and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

      "INDEPENDENT COUNSEL" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, `he term `Independent Counsel' shall not include any Person who, under the applicable standards of professional conduct then prevailing would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

       "PROCEEDING" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, except one initiated by Indemnitee pursuant to Section 9 of this Agreement to enforce his rights under this Agreement.

                                   ARTICLE 17
                             MODIFICATION AND WAIVER

No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

                                   ARTICLE 18
                              NOTICE BY INDEMNITEE

Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.

                                   ARTICLE 19
                                     NOTICES

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

      (a)   If to Indemnitee, to:

            his address indicated on the signature page hereof

      (b)   If to the Company to:

                  Visible Genetics Inc.
                  700 Bay Street
                  Suite 1000
                  Toronto, Ontario
                  Canada MSG 1

or such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

                                   ARTICLE 20
                                  GOVERNING LAW

The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Province of Ontario.

                                   ARTICLE 21
                                  MISCELLANEOUS

Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

            IN WITNESS OF WHICH the Parties have duly executed this Agreement.



                                         VISIBLE GENETICS INC.


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


SIGNED, SEALED & DELIVERED
In the presence of:


-------------------------------------        -----------------------------------
              Witness                                   Richard Daly